UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 5, 2004

BIO-ONE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-31889	65-0815746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1630 Winter Springs Boulevard, Winter Springs, Florida 32708

(Address of Principal Executive Office) (Zip Code)

(407) 977-1005

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 2.     Acquisition or Disposition of Assets.

Bio-One Corporation, a Nevada corporation (“Bio-One”) consummated a joint venture transaction with Weifang Shengtai Pharmaceuticals Co. Ltd., a company organized under the laws of the People’s Republic of China (“Weifang Shengtai Pharmaceuticals”). Pursuant to the Joint Venture Agreement, Bio-One acquired 51% of a joint venture entity with Weifang Shengtai Pharmaceuticals for a cash payment equal to $2,000,000 and 2,090,000 shares of Bio-One’s Series A Preferred Stock

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Exhibit Description	Location
16.1	Stock Purchase Agreement, dated April 5, 2004, by and among Bio-One Corporation, Weifang Shengtai Pharmaceuticals Co. Ltd. and 39 individual shareholders of Shengtai.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO-ONE CORPORATION

Date: April 19, 2004	By:	/s/ ARMAND DAUPLAISE
Armand Dauplaise President, Chief Executive Officer, Principal Accounting Officer and Director

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